Exhibit 99.1

Alliance Laundry Holdings LLC Reports 2nd Quarter 2010 Earnings

RIPON, Wis.--(BUSINESS WIRE)--August 9, 2010--Alliance Laundry Holdings LLC announced today results for the three and six months ended June 30, 2010.

Net revenues for the quarter ended June 30, 2010 increased $18.4 million to $113.3 million from $94.9 million for the quarter ended June 30, 2009. Our net income for the quarter ended June 30, 2010 was $6.6 million as compared to a net loss of $3.5 million for the quarter ended June 30, 2009. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the quarter ended June 30, 2010 increased $1.5 million to $24.0 million from $22.5 million for the quarter ended June 30, 2009.

Net revenues for the quarter ended June 30, 2009 included an unfavorable $13.6 million non-cash mark-to-market adjustment related to the establishment of a new asset backed facility. Excluding the asset backed facility adjustment, revenues for the quarter ended June 30, 2010 increased $4.8 million, or 4.4%, as compared to the quarter ended June 30, 2009.

Included in our net income for the quarter ended June 30, 2009 was the unfavorable $13.6 million non-cash mark-to-market adjustment related to the establishment of the new asset backed facility and $6.2 million of transaction costs incurred in establishing the new asset backed facility, with no similar items in the quarter ended June 30, 2010.

Net revenues for the six months ended June 30, 2010 increased $14.7 million to $206.0 million from $191.3 million for the six months ended June 30, 2009. Our net income for the six months ended June 30, 2010 was $11.2 million as compared to a net loss of $1.2 million for the six months ended June 30, 2009. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the six months ended June 30, 2010 increased $5.0 million to $41.0 million as compared to $36.0 million for the six months ended June 30, 2009.

In announcing the Company’s results, CEO Thomas F. L’Esperance said, “We are extremely pleased with our bottom line performance for the quarter and six months, particularly given the difficult global economic conditions. While revenues were in line with our expectations, cost controls delivered bottom line results which slightly exceeded our expectations.”

L’Esperance concluded, “We expect a strong earnings performance for 2010 and will intensify our effort on new product development to position the business for growth as we emerge from this downturn. Our core strategies have not changed; we will continue to focus on our customer one initiative and will continue to grow our presence outside of the U.S. and Canada.”

About Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. “EBITDA” represents net income (loss) before interest expense, income tax provision (benefit) and depreciation and amortization (including non-cash interest income), and “Adjusted EBITDA” (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the “Notes Indenture”), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the three and six months ended June 30, 2010 along with the components of EBITDA and Adjusted EBITDA.

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading designer, manufacturer and marketer in North America of commercial laundry equipment used in laundromats, multi-housing laundries and on-premise laundries. Under the well-known brand names of Speed Queen®, UniMac®, Huebsch®, IPSO®, and Cissell®, we produce a full line of commercial washing machines and dryers with load capacities from 12 to 200 pounds. We have been a leader in the North American stand-alone commercial laundry equipment industry for more than ten years. With the addition of our European Operations and Alliance Laundry’s export sales to Europe, we believe that we are also a leader in the European stand-alone commercial laundry equipment industry.

Safe Harbor for Forward-Looking Statements

With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; the availability of borrowings under our Revolving Credit Facility; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company’s reports, including, but not limited to our Annual Reports on Form 10-K.

Financial information for Alliance Laundry Holdings LLC appears on the next six pages for the three and six months ended June 30, 2010.

ALLIANCE LAUNDRY HOLDINGS LLC
AND ALLIANCE LAUNDRY SYSTEMS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$28,601	$24,615
Restricted cash - for securitization investors	23,421	-
Accounts receivable, net	26,242	21,323
Inventories, net	44,463	47,085
Retained beneficial interests in accounts receivable	-	26,367
Accounts receivable - restricted for securitization investors	61,837	-
Loans receivable, net - restricted for securitization investors	40,883	-
Deferred income tax asset, net	11,467	11,373
Prepaid expenses and other assets	7,106	4,014
Total current assets	244,020	134,777

Loans receivable, net	3,104	2,730
Property, plant and equipment, net	57,505	62,532
Goodwill	179,115	183,310
Retained beneficial interests in financial assets	-	46,793
Loans receivable, net - restricted for securitization investors	222,735	-
Debt issuance costs, net	3,416	4,353
Intangible assets, net	135,433	137,678
Total assets	$845,328	$572,173

Liabilities and Member(s)' Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$184	$835
Revolving credit facility	-	-
Accounts payable	41,315	34,351
Asset backed borrowings - owed to securitization investors	76,087	-
Other current liabilities	36,811	32,590
Total current liabilities	154,397	67,776

Long-term debt and capital lease obligations	259,758	280,413
Asset backed borrowings - owed to securitization investors	197,549	-
Deferred income tax liability, net	9,058	9,057
Other long-term liabilities	24,268	22,139
Total liabilities	645,030	379,385

Commitments and contingencies
Member(s)' equity	200,298	192,788
Total liabilities and member(s)' equity	$845,328	$572,173

ALLIANCE LAUNDRY HOLDINGS LLC
AND ALLIANCE LAUNDRY SYSTEMS LLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Net revenues:
Equipment and service parts	$111,821	$106,289	$203,196	$199,630
Equipment financing, net	1,513	(11,364)	2,818	(8,340)
Net revenues	113,334	94,925	206,014	191,290
Cost of sales	82,037	75,062	148,056	148,409
Gross profit	31,297	19,863	57,958	42,881

Selling, general and administrative expenses	15,856	13,296	29,883	26,528
Securitization and other costs, net	-	6,393	-	6,740
Total operating expenses	15,856	19,689	29,883	33,268
Operating income	15,441	174	28,075	9,613

Interest expense	5,378	5,598	11,072	11,481
Income (loss) before taxes	10,063	(5,424)	17,003	(1,868)
Provision (benefit) for income taxes	3,436	(1,940)	5,853	(662)
Net income (loss)	$6,627	$(3,484)	$11,150	$(1,206)

ALLIANCE LAUNDRY HOLDINGS LLC
AND ALLIANCE LAUNDRY SYSTEMS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended
	June 30,	June 30,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$11,150	$(1,206)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	8,521	8,623
Non-cash interest expense (income)	47	(1,067)
Non-cash (gain) loss on commodity & foreign exchange contracts, net	3,411	(2,003)
Non-cash executive unit compensation	2,447	335
Non-cash income from loan forgiveness	(26)	(65)
Non-cash charge for pension plan accrual	-	747
Deferred income taxes	4,314	(1,728)
Loss on sale of fixed assets	158	-
Changes in assets and liabilities:
Accounts and notes receivable	(7,239)	(65)
Accounts receivable - restricted for securitization investors	5,616	-
Inventories	875	6,410
Retained beneficial interest	-	(20,824)
Loans receivable, net - restricted for securitization investors	(3,092)	-
Other assets	(1,734)	(1,020)
Accounts payable	8,252	9,683
Other liabilities	2,616	(2,165)
Net cash provided by (used in) operating activities	35,316	(4,345)

Cash flows from investing activities:
Capital expenditures	(3,500)	(1,452)
Release of restricted cash	-	500
Restricted cash - for securitization investors	(4,726)	-
Net cash used in investing activities	(8,226)	(952)

Cash flows from financing activities:
Principal payments on long-term debt	(21,000)	(20,000)
Change in other long-term debt, net	(312)	(223)
Net decrease in asset backed borrowings related to securitized accounts receivable	(1,145)	-
Net increase in asset backed borrowings related to securitized loans receivable	1,825	-
Member contributions	-	27,039
Debt financing fees	(1,648)	-
Net cash provided by (used in) financing activities	(22,280)	6,816

Effect of exchange rate changes on cash and cash equivalents	(824)	12

Increase in cash and cash equivalents	3,986	1,531
Cash and cash equivalents at beginning of period	24,615	14,314
Cash and cash equivalents at end of period	$28,601	$15,845

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,712	$12,216
Cash paid for income taxes	$718	$594

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Three Months Ended June 30, 2010 (Dollars in Thousands):

	Three Months Ended
	June 30,	June 30,
	2010	2009

Net income (loss)	$6,627	$(3,484)
Provision (benefit) for income taxes	3,436	(1,940)
Interest expense	5,378	5,598
Depreciation and amortization (a)	4,204	4,312
Non-cash interest expense included in amortization above	(459)	(454)
EBITDA	19,186	4,032
Finance program adjustments (b)	-	13,949
Securitization interest - permitted receivables financing (c)	(274)	-
Other non-recurring charges (d)	-	6,371
Other non-cash charges (e)	5,086	(1,828)
Adjusted EBITDA	23,998	22,524

Interest expense	(5,378)	(5,598)
Non-cash interest expense included in amortization above	459	454
Other non-cash interest	24	(475)
Finance program adjustments (b)	-	(13,949)
Other non-recurring charges (d)	-	(6,371)
Cash taxes paid and payable	(557)	(430)
Other expense	148	617
Changes in assets and liabilities	4,020	(2,346)
Net cash provided by (used in) operating activities	$22,714	$(5,574)

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate a commercial equipment finance program in which newly originated equipment loans are sold to a special-purpose bankruptcy remote entity. In accordance with accounting guidance effective through December 31, 2009, we were required to record gains/losses on the sale of these equipment based promissory loans. In calculating Adjusted EBITDA, management determined the cash impact of net interest income on these loans. The finance program adjustments were the difference between GAAP basis revenues and cash basis revenues. In addition, we recognized mark-to-market adjustments for our retained beneficial interests in financial assets which are considered finance program adjustments in the Credit Agreement. In accordance with current accounting guidance, we consolidated ALERT 2009A in our financial statements effective January 1, 2010. The finance program adjustments, which represented the difference between GAAP basis revenues and cash basis revenues, are not relevant subsequent to December 31, 2009 due to consolidation of the trust.

(c) Securitization Interest – permitted receivables financing represents interest expense on trade receivables sold to ALERT 2009A. This activity was consolidated in our financial statements effective January 1, 2010 as part of the new accounting guidance described above. Beginning with the first quarter of 2010, this expense, which is charged to the interest expense line of our Condensed Consolidated Statements of Income, is deducted in calculating Adjusted EBITDA.

(d) Other non-recurring charges are described as follows:

  Other non-recurring charges for the quarter ended June 30, 2009 consist of $0.2 million related to the Louisville, Kentucky pension plan termination, and $6.2 million of expenses incurred to replace our asset backed lending facility. These costs are included in the securitization, impairment and other costs line of our Condensed Consolidated Statements of Income.

(e) Other non-cash charges are described as follows:

  Other non-cash charges for the quarter ended June 30, 2010 relate to $3.2 million of non-cash mark to market losses relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our Condensed Consolidated Statements of Income and $1.9 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our Condensed Consolidated Statements of Income.
  Other non-cash charges for the quarter ended June 30, 2009 relate to $1.8 million of non-cash mark to market gains relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our Condensed Consolidated Statements of Income.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Six Months Ended June 30, 2010 (Dollars in Thousands):

	Six Months Ended
	June 30,	June 30,
	2010	2009

Net income (loss)	$11,150	$(1,206)
Provision (benefit) for income taxes	5,853	(662)
Interest expense	11,072	11,481
Depreciation and amortization (a)	8,521	8,623
Non-cash interest expense included in amortization above	(938)	(918)
EBITDA	35,658	17,318
Finance program adjustments (b)	-	13,648
Securitization interest - permitted receivables financing (c)	(565)	-
Other non-recurring charges (d)	-	6,675
Other non-cash charges (e)	5,858	(1,603)
Adjusted EBITDA	40,951	36,038

Interest expense	(11,072)	(11,481)
Non-cash interest expense included in amortization above	938	918
Other non-cash interest	47	(1,067)
Finance program adjustments (b)	-	(13,648)
Other non-recurring charges (d)	-	(6,675)
Cash taxes paid and payable	(1,123)	(1,066)
Other expense	158	617
Changes in assets and liabilities	5,417	(7,981)
Net cash provided by (used in) operating activities	$35,316	$(4,345)

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate a commercial equipment finance program in which newly originated equipment loans are sold to a special-purpose bankruptcy remote entity. In accordance with accounting guidance effective through December 31, 2009, we were required to record gains/losses on the sale of these equipment based promissory loans. In calculating Adjusted EBITDA, management determined the cash impact of net interest income on these loans. The finance program adjustments were the difference between GAAP basis revenues and cash basis revenues. In addition, we recognized mark-to-market adjustments for our retained beneficial interests in financial assets which are considered finance program adjustments in the Credit Agreement. In accordance with current accounting guidance, we consolidated ALERT 2009A in our financial statements effective January 1, 2010. The finance program adjustments, which represented the difference between GAAP basis revenues and cash basis revenues, are not relevant subsequent to December 31, 2009 due to consolidation of the trust.

(c) Securitization Interest – permitted receivables financing represents interest expense on trade receivables sold to ALERT 2009A. This activity was consolidated in our financial statements effective January 1, 2010 as part of the new accounting guidance described above. Beginning with the first quarter of 2010, this expense, which is charged to the interest expense line of our Condensed Consolidated Statements of Income, is deducted in calculating Adjusted EBITDA.

(d) Other non-recurring charges are described as follows:

  Other non-recurring charges for the six months ended June 30, 2009 consist of $0.2 million related to the Louisville, Kentucky pension plan termination, $0.3 million of expenses related to the Lehman bankruptcy and $6.3 million of expenses incurred to replace our asset backed lending facility. These costs are included in the securitization, impairment and other costs line of our Condensed Consolidated Statements of Income.

(e) Other non-cash charges are described as follows:

  Other non-cash charges for the six months ended June 30, 2010 relate to $3.4 million of non-cash mark to market losses relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our Condensed Consolidated Statements of Income, and $2.4 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our Condensed Consolidated Statements of Income.
  Other non-cash charges for the six months ended June 30, 2009 relate to $2.0 million of non-cash mark to market gains relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our Condensed Consolidated Statements of Income, partially offset by $0.3 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our Condensed Consolidated Statements of Income.

CONTACT:
Alliance Laundry Holdings LLC
Bruce P. Rounds, Vice President CFO
920-748-1634